EXHIBIT D

                                                                 Conformed Copy

                            FIRST RESERVE CORPORATION



                                  June 23, 1995


Weatherford International Incorporated
1360 Post Oak Boulevard
Suite 1000
Houston, TX  77056-3098
Attention:  Philip Burguieres, Chairman
            of the Board, President and
            Chief Executive Officer



          Reference is made to the Agreement and Plan of Merger between Weatherford International Incorporated ("Weatherford") and Enterra Corporation ("Enterra") dated June 23, 1995 (the "Agreement"), which provides for the merger of Enterra with and into Weatherford (the "Merger"). As an inducement to, and in consideration of, Weatherford's entering into the Agreement, the undersigned covenants and agrees as follows:


  (i) At any meeting of the stockholders of Enterra at which the adoption of the Agreement is to be voted upon, the undersigned will vote any voting securities of Enterra over which the undersigned has voting authority in favor of adoption of the Agreement unless the Board of Directors of Enterra is recommending, at the time of such meeting, that stockholders of Enterra vote against such adoption in view of the pendency of an Enterra Superior Proposal (as defined in the Agreement).

 (ii) The undersigned will not directly or indirectly (a) solicit, initiate or encourage the submission of any Enterra Takeover Proposal (as defined in the Agreement), (b) enter into any agreement with respect to an Enterra Takeover Proposal or (c) participate in any discussion or negotiation regarding, or furnish to any person any information with respect to, the making of any proposal that constitutes, or may reasonably be expected to lead to, any Enterra Takeover Proposal; provided that the foregoing clause (c) shall not prohibit any affiliate of the undersigned who serves as a director of Enterra from acting (subject to Section 7.2 of the Agreement) solely in his capacity as a director of Enterra.

(iii) The undersigned will not sell, contract to sell or otherwise dispose of any voting securities of Enterra over which the undersigned has dispositive authority.

Very truly yours,

                          FIRST RESERVE CORPORATION

                          By: /s/ William E. Macaulay
                             William E. Macaulay
                             President and Chief
                             Executive officer


                          FIRST RESERVE FUNDS:

                          AMERICAN GAS & OIL INVESTORS

                          By: FIRST RESERVE CORPORATION,
                              its Managing General
                              Partner


                          By: /s/ William E. Macaulay
                             William E. Macaulay
                             President and Chief
                             Executive Officer,
                             First Reserve Corporation


                          AMGO II, L.P.

                          By: FIRST RESERVE CORPORATION,
                              its Managing General
                              Partner


                          By: /s/ William E. Macaulay
                             William E. Macaulay
                             President and Chief
                             Executive Officer
                             First Reserve Corporation


                          AMGO III, L.P.

                          By: FIRST RESERVE CORPORATION,
                              its Managing General
                              Partner


                          By:/s/ William Macaulay
                             William E. Macaulay
                             President and Chief
                             Executive Officer,
                             First Reserve Corporation



                          FIRST RESERVE SECURED ENERGY
                          ASSETS FUND, L.P.

                          By: FIRST RESERVE CORPORATION,
                              its Managing General

                              Partner


                          By: /s/ William E. Macaulay
                              William E. Macaulay
                              President and Chief
                              Executive Officer,
                              First Reserve Corporation



                          FIRST RESERVE FUND V, L.P.

                          By: FIRST RESERVE CORPORATION,
                              its Managing General
                              Partner


                          By: /s/ William E. Macaulay
                              William E. Macaulay
                              President and Chief
                              Executive Officer,
                              First Reserve Corporation


                          FIRST RESERVE FUND V-2, L.P.

                          By: FIRST RESERVE CORPORATION,
                              its Managing General
                              Partner


                          By: /s/ William E. Macaulay
                              William E. Macaulay
                              President and Chief
                              Executive Officer,
                              First Reserve Corporation



                          FIRST RESERVE FUND VI, L.P.

                          By: FIRST RESERVE CORPORATION,
                              its Managing General
                              Partner


                          By: /s/ William E. Macaulay
                              William E. Macaulay
                              President and Chief
                              Executive Officer,
                              First Reserve Corporation

                          AGREED AND CONFIRMED:

                          WEATHERFORD INTERNATIONAL INCORPORATED

                          By:/s/ Philip Burguieres
                             Philip Burguieres
                             Chairman of the Board,
                             President and Chief
                             Executive Officer